Exhibit 99.1

Outbrain Completes the Acquisition of Teads

Combination Creates the Omnichannel Outcomes Platform for the Open Internet

Highlights:

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The combination will merge two open internet category leaders to create a unified omnichannel platform that delivers outcomes from branding to performance across all screens, including CTV, mobile and web. The new company will operate under the name Teads.

●	The union creates one of the largest open internet companies, with combined advertising spend of approximately $1.7 billion (FY24), reaching 2.2 billion consumers.

●	The company will unite two of the richest contextual and interest data sets on the open internet, powering an advanced AI prediction engine to optimize advertiser outcomes.

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Outbrain CEO, David Kostman, will serve as CEO of the combined company, with Jeremy Arditi and Bertrand Quesada, former Teads CEOs, assuming the roles of Co-President, Chief Business Officer of the Americas and International respectively.

●	The two companies are preliminarily reporting a combined Ex-TAC Gross Profit of $623 million and Adjusted EBITDA of $230 million in 2024 including $65-75 million of estimated synergies[1].

●	Transaction value of approximately $900 million, comprised of $625 million in cash and 43.75 million Outbrain shares.

●	Altice, selling shareholder of Teads, will nominate two out of a total of 10 board members.

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Outbrain is providing selected preliminary results for the fourth quarter, in line with previously issued guidance in Outbrain’s November 2024 earnings call, and selected preliminary results for Teads and the combined company.

NEW YORK, Feb. 03, 2025 (GLOBE NEWSWIRE) -- Outbrain Inc. (NASDAQ: OB) today announced the closing of its acquisition of Teads, following receipt of all necessary regulatory approvals. The two companies will merge their respective branding and performance offerings to create the omnichannel outcomes platform for the open internet, and will operate under the name Teads.

The new Teads will create one of the largest optimized supply paths on the premium open internet, with a focus on connecting curated, exclusive media environments with elevated, data-driven creative experiences. The combined company offering will be strengthened by Outbrain’s proprietary predictive technology and AI optimization. It will provide a solution for marketers to leverage a single partner to deliver concrete outcomes at every step of the marketing funnel— offering unique ways to combine advertising solutions from awareness to sales. The company’s combined data set will power expanded contextual, audience and purchase-based targeting capabilities, connecting CTV experiences to digital moments to drive measurable outcomes.

1 Represents estimated full year 2026 Adjusted EBITDA synergies, with further opportunities for expanded synergies in the following years. Ex-TAC Gross Profit and Adjusted EBITDA are non-GAAP financial measures. See “Non-GAAP Reconciliations” below.

“I am extremely excited about this new chapter in our journey. This transformative merger creates a company that directly addresses a large gap in the advertising industry: a scaled end-to-end platform that can drive outcomes, from branding to consideration to purchase, across screens,” said CEO, David Kostman.

“Together, we are creating an extraordinary new company, combining the best of both organizations' deep expertise in omnichannel video branding solutions and performance advertising. The new Teads’ mission is to drive lasting value with an offering that invites marketers to expect better outcomes, media owners to expect sustainable value, and consumers to expect elevated experiences. I want to thank the teams of both Outbrain and Teads, who have pioneered major advertising categories, and have built leading global companies over more than a decade. It is their innovation and commitment that have brought us to this moment and will propel us to new heights,” added Kostman.

Co-President & Chief Business Officer, Jeremy Arditi, added: “We’re committed to creating a solution that will harness the untapped opportunity of the open internet, and allow all of its constituents to thrive. We believe that by prioritizing beautiful creative experiences, trust and transparency in media, and delivery of meaningful outcomes, we can create a stronger ecosystem that provides value for all.”

"The merger between Teads and Outbrain makes a lot of sense strategically. We look forward to exploring the new possibilities this provides us with to reach our audiences in a new and interesting way, to deliver full funnel solutions and better business outcomes," said Sital Banerjee, Global Head of Integrated Media, Performance Marketing, and BMI Management at Lipton Teas and Infusions.

Key Combined Strengths

With the completion of the combination, the new Teads will offer clients and partners:

●	Exceptional reach at great scale, across exclusive environments

	○	96 percent open internet audience reach*

	○	Number one most direct supply path, as rated by Jounce**

	○	Direct access to 10,000 media environment

	○	Connected to the top 4 OEMs and several of the top Streaming Apps unlocking access to 50bn CTV Monthly Ad Opportunities, including unique CTV homescreen inventory

	○	Proprietary code-on-page relationships with premium editorial properties globally, providing access to incremental inventory and yielding extensive audience interest and engagement insights

●	Creatives built for outcomes

	○	Data-driven, beautiful creative solutions designed to connect brand moments across the marketing funnel — from CTV to editorial and beyond

	○	Proven impact from unique experiences, with 74 percent higher attention for unique CTV native creative

	○	Strategic Joint Business Partnerships with more than 50 of the world’s most premium brands

●	AI-powered predictive technology

	○	Proprietary prediction engine, cultivated over 18+ years to drive performance outcomes, making 1 billion predictions each minute

	○	4 billion signals processed each minute via AI and machine learning

	○	50 live AI models

●	Expansive omnichannel graph, expanded on the Teads Omnichannel Graph foundation

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The Teads Omnichannel Graph (OG), a proprietary tool extending contextual and audience-targeting capabilities into the CTV environment, will be further expanded by Outbrain engagement, interest, and conversion data

	○	Extensive data signals feeding an understanding of audiences across screens, including:

		■	130,000 articles scanned per minute

		■	500,000 CTV programs enriched with data per month

		■	1 billion engagement and contextual signals processed each minute

*According to Comscore, Media Metrix, Key Metrix, US, December 2024 for Teads.

**According to 2024 Jounce SPO analyses, specific to Teads platform.

Transaction Details

Outbrain, Altice and Teads have amended the previously announced share purchase agreement, dated August 1, 2024. Under the terms of the revised agreement, Outbrain will be paying a total consideration of approximately $900 million, consisting of $625 million upfront cash and 43.75 million shares of common stock of Outbrain (valued at approximately $263 million based on the closing price of Outbrain’s common stock as of January 31, 2025, of $6.01).

Under the revised terms, there is no deferred cash payment or convertible preferred equity component. The revised terms have meaningfully reduced the level of required debt financing and simplified the transaction structure.

Outbrain intends to finance the transaction with existing cash resources and $625 million in committed debt financing from Goldman Sachs Bank USA, Jefferies Finance LLC and Mizuho Bank, Ltd., subject to customary funding conditions. Outbrain will also issue to Altice 43.75 million shares of common stock. Altice will nominate two directors to the board of Outbrain and will be bound by a stockholder agreement with Outbrain containing arrangements and restrictions concerning voting and disposition of the shares issued to Altice.

Financial Highlights

Preliminary Estimated Unaudited Financial Information for the Quarter and Year Ended December 31, 2024

Today Outbrain is furnishing on Form 8-K selected preliminary estimated unaudited financial information for each of Outbrain and Teads on a standalone basis and on a combined company basis for the quarter and year ended December 31, 2024. Excerpts of such financial information can be found below. You are encouraged to refer to the Form 8-K and other documents filed or furnished by Outbrain with the SEC through the website maintained by the SEC at www.sec.gov.

The Company previously announced its expectation to achieve $50 – 60 million of annual revenue and cost synergies in the second full year following completion of the acquisition, with further opportunities for expanded synergies in the following years. The Company now expects to realize approximately $65 – 75 million of annual synergies in FY 2026 with further opportunities for expanded synergies in the following years. Of this amount, approximately $60 million relates to cost synergies, including approximately $45 million of compensation related expenses. The Company plans to action approximately 70% of the compensation related expense savings during the first month post-closing. The upsize in expected synergies follows a robust integration planning process, enabling a larger and more rapid synergy capture.

Outbrain is providing selected preliminary results for the fourth quarter and full year 2024, as follows:

●	Ex-TAC gross profit of $68.3 million for Q4 2024, and $236.1 million for FY 2024

●	Adjusted EBITDA of $17.0 million for Q4 2024, and $37.3 million for FY 2024

For Teads, we are providing the following selected preliminary results for the fourth quarter and full year 2024, as follows:

●	Ex-TAC gross profit of $119.9 million for Q4 2024, and $386.6 million for FY 2024

●	Adjusted EBITDA of $52.2 million for Q4 2024, and $122.7 million for FY 2024

The two companies are preliminarily reporting a combined Ex-TAC Gross Profit of approximately $623 million and Adjusted EBITDA of approximately $230 million in 2024, including $65-75 million of estimated synergies2.

Conference Call and Webcast:

Outbrain will host an investor conference call this morning, Monday, February 3rd at 9:00 am ET. Interested parties are invited to listen to the conference call which can be accessed live by phone by dialing 1-877-497-9071 or for international callers, 1-201-689-8727. A replay will be available two hours after the call and can be accessed by dialing 1-877-660-6853, or for international callers, 1-201-612-7415. The passcode for the live call and the replay is 13751603. The replay will be available until February 17, 2025. Interested investors and other parties may also listen to a simultaneous webcast of the conference call by logging onto the Investors Relations section of the Company’s website at https://investors.outbrain.com. The online replay will be available for a limited time shortly following the call.

2 Represents estimated full year 2026 Adjusted EBITDA synergies, with further opportunities for expanded synergies in the following years

Cautionary Note About Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. federal securities laws and the Private Securities Litigation Reform Act of 1995, which statements involve substantial risks and uncertainties. These statements are based on current expectations, estimates, forecasts and projections about the industries in which Outbrain and Teads operate, and beliefs and assumptions of Outbrain’s management. Forward-looking statements may include, without limitation, statements regarding possible or assumed future results of our business, financial condition, results of operations, liquidity, plans and objectives, expected synergies and statements of a general economic or industry-specific nature. You can generally identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “foresee,” “potential” or “continue” or the negative of these terms or other similar expressions that concern our expectations, strategy, plans or intentions, or are not statements of historical fact. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors including, but not limited to: risks that the acquisition disrupts current plans and operations or diverts management’s attention from its ongoing business; the initiation or outcome of any legal proceedings that may be instituted against Outbrain or Teads, or their respective directors or officers, related to the acquisition; unexpected costs, charges or expenses resulting from the acquisition; the ability of Outbrain to successfully integrate Teads’ operations, technologies and employees; the ability to realize anticipated benefits and synergies of the acquisition, including the expectation of enhancements to Outbrain’s services, greater revenue or growth opportunities, operating efficiencies and cost savings; overall advertising demand and traffic generated by Outbrain and the combined company’s media partners; factors that affect advertising demand and spending, such as the continuation or worsening of unfavorable economic or business conditions or downturns, instability or volatility in financial markets, and other events or factors outside of Outbrain and the combined company’s control, such as U.S. and global recession concerns; geopolitical concerns, including the ongoing war between Ukraine-Russia and conditions in Israel and the Middle East; supply chain issues; inflationary pressures; labor market volatility; bank closures or disruptions; the impact of challenging economic conditions; political and policy uncertainties; and other factors that have and may further impact advertisers’ ability to pay; Outbrain and the combined company’s ability to continue to innovate, and adoption by Outbrain and the combined company’s advertisers and media partners of expanding solutions; the success of Outbrain and the combined company’s sales and marketing investments, which may require significant investments and may involve long sales cycles; Outbrain and the combined company’s ability to grow their business and manage growth effectively; the ability to compete effectively against current and future competitors; the loss or decline of one or more large media partners, and Outbrain and the combined company’s ability to expand advertiser and media partner relationships; conditions in Israel, including the ongoing war between Israel and Hamas and other terrorist organizations, may limit Outbrain and the combined company’s ability to market, support and innovate their products due to the impact on employees as well as advertisers and advertising markets; Outbrain and the combined company’s ability to maintain revenues or profitability despite quarterly fluctuations in results, whether due to seasonality, large cyclical events or other causes; the risk that research and development efforts may not meet the demands of a rapidly evolving technology market; any failure of Outbrain or the combined company’s recommendation engine to accurately predict attention or engagement, any deterioration in the quality of Outbrain or the combined company’s recommendations or failure to present interesting content to users or other factors which may cause us to experience a decline in user engagement or loss of media partners; limits on Outbrain and the combined company’s ability to collect, use and disclose data to deliver advertisements; Outbrain and the combined company’s ability to extend their reach into evolving digital media platforms; Outbrain and the combined company’s ability to maintain and scale their technology platform; the ability to meet demands on our infrastructure and resources due to future growth or otherwise; the failure or the failure of third parties to protect Outbrain and the combined company’s sites, networks and systems against security breaches, or otherwise to protect the confidential information of Outbrain and the combined company; outages or disruptions that impact Outbrain or the combined company or their service providers, resulting from cyber incidents, or failures or loss of our infrastructure; significant fluctuations in currency exchange rates; political and regulatory risks in the various markets in which Outbrain and the combined company operate; the challenges of compliance with differing and changing regulatory requirements; the timing and execution of any cost-saving measures and the impact on Outbrain and the combined company’s business or strategy; and the other risk factors and additional information described in the section entitled “Risk Factors”, and under the heading “Risk Factors” in Item 1A of Outbrain’s Annual Report on Form 10-K filed with the SEC on March 8, 2024 for the year ended December 31, 2023, Outbrain’s Form 10-Q filed with the SEC on August 8, 2024 for the period ended June 30, 2024, Outbrain’s Form 10-Q filed with the SEC on November 7, 2024 for the period ended September 30, 2024 and in subsequent reports filed with the SEC.

Accordingly, you should not rely upon forward-looking statements as an indication of future performance. Outbrain cannot assure you that the results, events and circumstances reflected in the forward-looking statements will be achieved or will occur, and actual results, events or circumstances could differ materially from those projected in the forward-looking statements. The forward-looking statements made in this press release relate only to events as of the date on which the statements are made. Outbrain and the combined company may not actually achieve the plans, intentions or expectations disclosed in the forward-looking statements and you should not place undue reliance on the forward-looking statements. Outbrain undertakes no obligation, and does not assume any obligation, to update any forward-looking statements, whether as a result of new information, future events or circumstances after the date on which the statements are made or to reflect the occurrence of unanticipated events or otherwise, except as required by law.

About The Combined Company

Outbrain Inc. (Nasdaq: OB) and Teads combined on February 3, 2025 and are operating under the new Teads brand. The new Teads is the omnichannel outcomes platform for the open internet, driving full-funnel results for marketers across premium media. With a focus on meaningful business outcomes, the combined company ensures value is driven with every media dollar by leveraging predictive AI technology to connect quality media, beautiful brand creative, and context-driven addressability and measurement. One of the most scaled advertising platforms on the open internet, the new Teads is directly partnered with more than 10,000 publishers and 20,000 advertisers globally. The company is headquartered in New York, with a global team of nearly 1,800 people in 36 countries.

For more information, visit https://thenewteads.com/.

Media Contact

press@outbrain.com

Investor Relations Contact

IR@outbrain.com
(332) 205-8999

Non-GAAP Reconciliations

The following table presents the reconciliation of Gross profit to Ex-TAC gross profit, for the periods presented:

(a)	Other cost of revenue for Teads is subject to accounting policy harmonization.

The following table presents the reconciliation of net income (loss) to Adjusted EBITDA, for the periods presented:

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END PRESS RELEASE